SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2004

SPORTSLINE.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-23337	65-0470894
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 W. Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 489-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Pursuant to Section 15.3(c) of the NFL Interactive Media Rights Agreement (the “Agreement”), dated July 6, 2001, by and among NFL Enterprises, L.P. (“NFLE”), CBS Broadcasting Inc., America Online, Inc. and SportsLine.com, Inc. (“SportsLine”), SportsLine instructed its transfer agent on June 1, 2004, to issue to NFLE a stock certificate representing 2,564,103 shares of its common stock (the “2004 Shares”). Pursuant to the Agreement, the 2004 Shares have a Fair Market Value of $2,666,667 based on the average of the closing prices of the common stock on the Nasdaq National Market for the twenty (20) trading days ending on May 22, 2004 of $1.04.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSLINE.COM, INC.

Date: June 2, 2004	By:	/s/ Kenneth S. Gersh
Kenneth S. Gersh
Vice President, General Counsel

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